Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 14, 2011, with respect to the consolidated financial statements in the Annual Report of Global Investor Services, Inc. on Form 10-K/A, Amendment No.1, for the year ended March 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Global Investor Services, Inc.   on Forms S-8 (File No. 333-153918, effective October 9, 2008, File No. 333-168582, effective August 6, 2010).

/s/  RBSM LLP
New York, New York
July 19, 2011